Exhibit 99.1

Media relations contact:
Judy DeRango Wicks
(678) 375-1595
jdwicks@checkfree.com
Investor relations contact:
Tina Moore
(678) 375-1278
tmoore@checkfree.com

F  O  R    I  M  M  E  D  I  A  T  E    R  E  L  E  A  S  E
CheckFree Redefines the Online Financial Services Experience with Acquisition of Corillian Corporation
Combined Organization to Provide Banks with Flexible Online Banking and Bill Payment Options and Deliver
World-Class Online User Experience to Consumers
ATLANTA (May 15, 2007) — CheckFree Corporation (Nasdaq: CKFR) today announced the completion of its acquisition of Corillian Corporation (Nasdaq: CORI), a Hillsboro, Ore.-based online banking software and services firm.
Under the terms of the agreement, CheckFree acquired all outstanding shares of Corillian common stock at a price of $5.15 per share in cash, for a total purchase price of approximately $245 million on a fully diluted basis, primarily funded by its revolving credit facility.
The acquisition brings together two industry leaders in financial electronic commerce. The combined organization will have the potential to provide a market-leading, fully integrated, secure and scalable online banking, electronic billing and payment platform. Together, CheckFree and Corillian’s platforms serve 21 of the top 25 financial institutions, more than 40 million online banking consumers, more than 31 million electronic billing and payment consumers, and more than 250,000 small businesses.
“CheckFree’s strategy is to deliver innovation in online financial services to help banks, credit unions and other financial institutions fully realize their customer acquisition, retention and profitability goals,” said Pete Kight, CheckFree chairman and chief executive officer. “Corillian shares our vision of optimizing the online financial services experience by offering broader payment capabilities, integrated self-service tools and helping financial institutions generate revenues through the online channel.”
As an integrated organization, CheckFree and Corillian plan to deliver a complete suite of online financial services solutions that provides a rich user experience, simplifies the customer enrollment and bill activation processes, drives increased consumer usage of online financial services, and enables banks to cross-sell products and deliver premium services. The combined company plans to deliver highly flexible deployment options to help customers manage total cost of ownership, including hosted, software-based and flexible component solutions to meet the requirements of financial institutions of virtually any size.
“We expect the Corillian transaction to add between $7 million and $9 million of underlying revenue for the fourth quarter of fiscal 2007, ending June 30, 2007,” stated David Mangum, CheckFree chief financial officer. “CheckFree expects the transaction to be $0.01 to $0.02 dilutive to CheckFree’s underlying earnings per share in the fourth quarter of fiscal 2007, and for fiscal 2007 as a whole, primarily due to the interest expense on our revolving line of credit,” said Mangum.

CheckFree Redefines the Online Financial Services Experience with Acquisition of Corillian Corporation

CheckFree is in the process of finalizing its purchase accounting for the Corillian acquisition, including a review of the expected impact from acquisition-related intangible amortization expenses, the expected purchase accounting reduction in the value of the deferred revenue acquired with Corillian, and acquisition-related integration costs, and thus cannot provide an expected range of additional GAAP revenues for the fourth quarter of fiscal 2007 from the acquisition or the expected range of dilutive impact to GAAP earnings per share in the fourth quarter of fiscal 2007 or the current fiscal year. CheckFree will provide fiscal 2008 GAAP and underlying earnings per share expectations on its fourth quarter earnings conference call.
The differences between GAAP and underlying revenue expectations addressed above for the fourth quarter of fiscal 2007 are expected to be due to a decrease in the value of the deferred revenue liability acquired with Corillian expected to result from a required purchase accounting revaluation, and the related income tax benefit. The differences between GAAP and underlying earnings expectations addressed above for the fourth quarter of fiscal 2007 and fiscal 2007 are expected to be due to interest expense on the company’s revolving line of credit, acquisition-related intangible amortization expenses, a purchase accounting reduction in the value of the deferred revenue acquired with Corillian, acquisition-related integration costs and the related income tax charges or benefits from each of the foregoing.
About CheckFree (www.checkfreecorp.com)
Founded in 1981, CheckFree Corporation (Nasdaq: CKFR) provides financial electronic commerce services and products to organizations around the world. CheckFree Electronic Commerce solutions enable thousands of financial services providers and billers to offer the convenience of receiving and paying household bills online, via phone or in person through retail outlets. CheckFree Investment Services provides a broad range of investment management solutions and outsourced services to hundreds of financial services organizations, which manage about $1.8 trillion in assets. CheckFree Software develops, markets and supports payment processing solutions that are used by financial institutions to process more than two-thirds of the 14 billion Automated Clearing House transactions in the United States, and supports reconciliation, exception management, risk management, transaction process management, corporate actions processing, and compliance within thousands of organizations worldwide.
Use of Non-GAAP Financial Information
CheckFree supplements its reporting of total revenues, income (loss) from operations, net income (loss) and earnings (loss) per share information determined in accordance with GAAP by using “underlying revenue,” “underlying income (loss) from operations,” “underlying net income (loss)” and “underlying earnings (loss) per share.” Management believes that certain non-cash adjustments to revenues or expenses enhance its evaluation of CheckFree’s performance, and are not pertinent to day-to-day operational decision making in the business. Therefore, CheckFree excludes these items from GAAP revenue, income (loss) from operations, net income (loss) and earnings (loss) per share in calculating underlying revenue, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share.

CheckFree Redefines the Online Financial Services Experience with Acquisition of Corillian Corporation

Examples of such non-cash charges may include, but not be limited to, intangible asset amortization expense and in-process research and development costs associated with acquisitions, integration costs associated with acquisitions, charges associated with the impairment of intangible assets, the impact of discontinued operations, charges resulting from warrants issued to third parties, and charges associated with reorganization activities, all offset by the cumulative tax impact of these charges. CheckFree excludes these items in order to more clearly focus on the factors it believes are pertinent to the daily management of its operations, and its management uses underlying results to evaluate the impact of operational business decisions. CheckFree regularly reports underlying results to its Chairman and Chief Executive Officer and Chief Operating Officer, CheckFree’s chief operating decision makers, who use this information in allocating resources to the various business units. Additionally, as CheckFree rewards its management for their decisions that increase revenues and decrease controllable costs, CheckFree uses underlying revenues and underlying income (loss) from operations as factors in determining short-term incentive compensation for management, and uses underlying revenues, underlying net income (loss) and underlying earnings (loss) per share as factors in determining long-term incentive compensation for management.
Because CheckFree utilizes underlying financial results in the management of its business and to determine incentive compensation for management, CheckFree believes this supplemental information is useful to investors for their independent evaluation and understanding of the performance of CheckFree’s management and its core business performance. CheckFree’s underlying revenues, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share should be considered in addition to, and not as a substitute for, revenues, income (loss) from operations, net income (loss) or earnings (loss) per share or any other amount determined in accordance with GAAP. CheckFree’s measures of underlying revenues, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.
Certain of the Company’s statements in this press release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future and include statements regarding expectations for the combined company, revenue for the fourth quarter of fiscal 2007 and earnings per share for the fourth quarter of fiscal 2007 and fiscal 2007 (paragraphs 3, 4, 5, 6, 7 and 8). Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company’s business, its ability to successfully integrate acquired companies and other risks and uncertainties detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended June 30, 2006 (filed September 8, 2006), Form 10-Q for the quarter ended September 30, 2006 (filed November 8, 2006), Form 10-Q for the quarter ended December 31, 2006 (filed February 8, 2007) and Form 10-Q for the quarter ended March 31, 2007 (filed May 10, 2007). One or more of these factors have affected, and could in the future affect the Company’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this press release will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.
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